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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION



                            WASHINGTON, DC 20549


                                  FORM 8-K


                               CURRENT REPORT




                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




                     October 7, 1996   (October 1, 1996)
              ------------------------------------------------
              Date of Report (Date of earliest event reported)



                         UNION PLANTERS CORPORATION
             --------------------------------------------------
             (Exact name of registrant as specified in charter)



       TENNESSEE                   1-10160                        62-0859007
------------------------         ------------                ------------------
(State of incorporation)         (Commission                   (I.R.S. Employer
                                 File Number)                Identification No.)



                    UNION PLANTERS ADMINISTRATIVE CENTER
                         7130 GOODLETT FARMS PARKWAY
                          MEMPHIS, TENNESSEE 38018
                  ----------------------------------------
                  (Address of principal executive offices)



     Registrant's telephone number, including area code: (901) 580-6000
                                                         --------------


                               Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5. Other Events

        Union Planters Corporation (the Corporation) consummated the acquisition of Leader Financial Corporation (Leader) on October 1, 1996, through merger of a newly formed, wholly owned subsidiary of UPC with and into Leader, with Leader as the surviving entity. Prior to the merger, Leader was a publicly traded savings and loan holding company headquartered in Memphis, Tennessee and the parent company of Leader Federal Bank for Savings (Leader Federal) as its sole first-tier subsidiary. At June 30, 1996, Leader had total assets of $3.2 billion, total loans of $2.0 billion, total deposits of $1.6 billion, and total shareholders equity of $266 million.

        Reference is made to the Corporations Quarterly Report on Form 10-Q dated June 30, 1996 and the Corporations Current Reports on Form 8-K dated March 8, 1996, April 1, 1996, May 21, 1996, August 15, 1996, and August 16,
1996 for additional information regarding this acquisition.

        In determining the amount of consideration paid in the transaction, the Corporation took into account the factors described in the subsections headed Background of and Reasons for the Merger and Opinion of UPCs Financial Advisor found on pages 27 and 36, respectively, of the Joint Proxy Statement dated August 8, 1996 included in the Corporations Registration Statement on Form S-4 (Registration No. 333-09015) which disclosure is hereby incorporated by reference as part of this Report.

        The merger of the Corporation and Leader was consummated by the Corporation issuing 1.525 shares of its $5 par value Common Stock in exchange for each outstanding common share of Leader. The total number of shares of Union Planters Corporations $5 par value Common Stock issued in the transaction was 15.3 million and the approximate value of the transaction was $541 million based on the October 1, 1996 NYSE closing price of the Corporations Common Stock, $35.375 per share.

        Immediately following its acquisition of Leader, the Corporation contributed to Leader all of the outstanding shares of its principal subsidiary, Union Planters National Bank (UPNB) headquartered in Memphis, Tennessee, as well as all of the outstanding shares of Union Planters Bank of Middle Tennessee, National Association (UPBMT) headquartered in



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Nashville, Tennessee. Leader Federal was then merged with and into UPNB which survived the merger. UPNB thereby acquired all of the assets, including the branch banking offices of Leader Federal. UPBMT thereafter purchased from UPNB all of the assets and assumed all of the liabilities associated with four branch offices formerly operated by Leader Federal in the Corporations Middle Tennessee Region. UPNB retained 16 branches formerly operated by Leader Federal in the Memphis area and four operated in northeast Tennessee. Both UPNB and UPBMT are in the process of eliminating, where appropriate, overlapping branch coverage resulting from their acquisition of Leader Federals branches. This is being effected primarily through identifying the most suitable branch facility located in the geographical area being served and consolidating into it the operations of those branches serving that area.

        In addition to the acquisition of Leader, the Corporation also consummated on October 1, 1996 the acquisitions of: (i) Valley Federal Savings Bank in Sheffield, Alabama, a savings bank with total assets of approximately $118 million; (ii) Franklin Financial Group, Inc. in Morristown, Tennessee and its subsidiary, Franklin Federal Savings Bank, with total assets of approximately $138 million; and (iii) BancAlabama, Inc. in Huntsville, Alabama and its subsidiary, BankAlabama-Huntsville, with total assets of approximately $99 million. In these three acquisitions, the Corporation issued approximately
1.6 million shares of its $5 par value Common Stock for all of the outstanding common shares of the three entities.

        All of the acquisitions were accounted for as poolings of interests.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a)     Financial Statements of Business Acquired

        (1) Leader Financial Corporation and Subsidiary Consolidated Financial Statements for the years ended December 31, 1995, 1994, and 1993 required by this item are incorporated herein by reference to Exhibit 99(a) of Union Planters Corporations Current Report on Form 8-K dated April 1, 1996.

        (2) Leader Financial Corporation and Subsidiary Unaudited Interim Consolidated Financial Statements as of and for the three and six months ended June 30, 1996 and 1995 required by this item are incorporated herein by reference to Exhibit 99(a) of Union Planters Corporations Current Report on Form 8-K dated August 15, 1996.



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 (b)    Pro Forma Financial Information

        Union Planters Corporations unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 1996 and for the three years ended December 31, 1995 required by this item are incorporated herein by reference to Item 7(b) of Union Planters Corporations Current Report on Form 8-K dated August 16, 1996.

 (c)    Exhibits

        (2) Plan of acquisition, reorganization, arrangement, liquidation, or succession

        Agreement and Plan of Merger dated as of March 8, 1996 by and between Union Planters Corporation and Leader Financial Corporation is incorporated herein by reference to Exhibit 2.1 of Union Planters Corporations Current Report on Form 8-K dated March 8, 1996.



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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.











                                        Union Planters Corporation
                                        --------------------------
                                               Registrant






Date:    October 7, 1996                  /s/   M. Kirk Walters
     ------------------------           --------------------------
                                               M. Kirk Walters
                                     Senior Vice President, Treasurer,
                                       and Chief Accounting Officer